                                                       EXHIBIT 11.1

                                                     FIRST BANKS, INC.

                                            Calculation of Earnings per Share

                                         FOR THE NINE MONTHS ENDED
                                               SEPTEMBER 30,                         YEAR ENDED DECEMBER 31,
                                         -------------------------  -----------------------------------------------------------
                                             1996        1995           1995        1994         1993         1992         1991

Average shares outstanding:
   Class C preferred stock                2,199,672   2,200,000      2,200,000   2,200,000    2,200,000      643,169            0
   Class A preferred stock                  641,082     641,082        641,082     641,082      672,589      741,082      741,082
   Class B preferred stock                  160,505     160,505        160,505     160,505      160,505      160,505      160,505
   Common Stock                              23,661      23,661         23,661      23,661       23,498       23,144       23,144
                                         ----------  ----------     ----------  ----------   ----------   ----------   ----------
Net income                               11,438,682  19,594,539     24,471,000  24,032,480   23,194,344   19,016,044   16,708,099
Preferred stock dividends:
   Class C preferred stock<F*>           (3,712,501) (3,712,501)    (4,950,000) (4,950,000)  (4,950,000)  (1,457,500)          --
   Class A preferred stock                 (512,866)   (512,866)      (769,000)   (768,298)    (799,299)    (889,298)    (889,298)
   Class B preferred stock                  (11,235)    (11,235)       (16,853)    (16,853)     (16,853)     (16,853)     (17,178)
                                         ----------  ----------     ----------  ----------   ----------   ----------   ----------
   Income available to common
      stockholders                        7,202,080  15,357,937     18,735,147  18,297,329   17,428,192   16,652,393   15,801,623
                                         ==========  ==========     ==========  ==========   ==========   ==========   ==========
   PRIMARY EARNINGS PER SHARE                304.39      649.08         791.82      773.31       741.69       719.51       682.75
                                         ==========  ==========     ==========  ==========   ==========   ==========   ==========
Fully diluted earnings per share:
Dividends per share:
   Class C preferred stock                   1.6878      1.6875         2.2500      2.2500       2.2500       0.6625       0.0000
   Class A preferred stock                   0.8000      0.8000         1.1995      1.1984       1.1884       1.2000       1.2000
   Class B preferred stock                   0.0700      0.0700         0.1050      0.1050       0.1050       0.1050       0.1070
Class A preferred stock outstanding         641,082     641,082        641,082     641,082      641,082      741,082      741,082
                                         ==========  ==========     ==========  ==========   ==========   ==========   ==========
Book value/share of common stock,
    beginning of year                    7,038.7385  6,307.8434     6,307.8434  5,654.0721   4,680.7741   4,146.6471   3,463.8783
Dilution of common equity upon
 exercise of options and warrants
 of subsidiary bank                        (24.8765)   (39.4200)      (46.1530)   (44.6700)          --           --           --
                                         ----------  ----------     ----------  ----------   ----------   ----------   ----------
                                         7,013.8620  6,286.4234     6,261.6904  5,609.4021   4,680.7741   4,146.6471   3,463.8738
                                         ==========  ==========     ==========  ==========   ==========   ==========   ==========
Common stock issuable upon conversion         1,828       2,045          2,048       2,286        2,739        3,574        4,279
Shares of common stock outstanding           23,661      23,661         23,661      23,661       23,661       23,144      23,144
                                         ----------  ----------     ----------  ----------   ----------   ----------   ----------
                                             25,489      25,706         25,709      25,947       26,400       26,718       27,423
                                         ==========  ==========     ==========  ==========   ==========   ==========   ==========
Net income                               11,438,682  19,594,539     24,471,000  24,032,480   23,194,344   19,016,044   16,708,099
Class C preferred dividends<F*>          (3,712,501) (3,712,501)    (4,950,000) (4,950,000)  (4,950,000)  (1,457,500)          --
Class B preferred dividends                 (11,235)    (11,235)       (16,853)    (16,853)     (16,853)     (16,853)     (17,178)
                                         ----------  ----------     ----------  ----------   ----------   ----------   ----------
   Fully-diluted net income               7,714,946  15,870,803     19,504,147  19,065,627   18,227,491   17,541,691   16,690,921
                                         ==========  ==========     ==========  ==========   ==========   ==========   ==========
   FULLY-DILUTED EARNINGS PER SHARE          302.68      617.39         758.66      734.80       690.43       656.54       608.65
                                             ======      ======         ======      ======       ======       ======       ======

<F*>Includes Accumulated dividends of 412,500 for 1992
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